Exhibit 10.43

10 March 2010

Employment Contract

_________________________________________

Cliffs Natural Resources Pty Ltd

ACN 112 437 180

Richard Mehan

Blake Dawson

Level 32, Exchange Plaza

2 The Esplanade

Perth WA 6000

Australia

T 61 8 9366 8000

F 61 8 9366 8111

Reference

AOD CAV 09 1433 0751

©Blake Dawson 2008

Blake Dawson

Contents

.

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Rules for interpreting this document	3

2.	ENGAGEMENT		4

	2.1	Appointment	4
	2.2	Role	4
	2.3	Employment period	4
	2.4	Employment status	4
	2.5	Recognition of prior service	4
	2.6	Location	4

3.	DUTIES AND RESPONSIBILITIES		5

	3.1	Performance of duties	5
	3.2	Devoting whole time to business	5
	3.3	Work for another Group member	5
	3.4	No obligation to provide work	5
	3.5	Reporting	5
	3.6	Provision of Information and compliance with directions	5
	3.7	Policies and procedures	5
	3.8	No conflict of interest or interest in other business	5
	3.9	Investment	6

4.	HOURS OF WORK		6

5.	PERFORMANCE REVIEWS		6

6.	REMUNERATION		6

	6.1	Remuneration	6
	6.2	Payment of Salary	6
	6.3	Taxes	6

7.	OTHER BENEFITS		7

	7.1	Travel	7
	7.2	Travel Insurance	7
	7.3	Car Parking	7
	7.4	Other expenses	7
	7.5	Insurance	7
	7.6	Taxes or duty	7

8.	INCENTIVE ARRANGEMENTS		7

	8.1	Incentive plans	7

9.	REMUNERATION REVIEWS		8

	9.1	Review	8
	9.2	Criteria	8

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10.	ANNUAL AND OTHER LEAVE		8

	10.1	Annual leave	8
	10.2	Public holidays	8
	10.3	Personal/Carer’s leave	9
	10.4	Long service leave	9
	10.5	Parental leave	9
	10.6	Other leave	9

11.	CONFIDENTIAL INFORMATION		9

	11.1	Proper use and security of Confidential Information	9
	11.2	Exceptions	9
	11.3	Notifying the Employer	9
	11.4	Continuation	10

12.	INTELLECTUAL PROPERTY AND MORAL RIGHTS		10

	12.1	Disclose all Materials	10
	12.2	Intellectual Property Rights in Materials	10
	12.3	Moral Rights	10
	12.4	Effect to clause	11
	12.5	Continuation	11

13.	WARRANTIES		11

14.	TERMINATION OF EMPLOYMENT		11

	14.1	Immediate termination by the Employer	11
	14.2	Immediate termination by the Employer due to incapacity or illness	12
	14.3	Termination by the Employer with notice	13
	14.4	Resignation by the Employee	13
	14.5	Direction not to attend work or to perform different duties	13
	14.6	Corporations Act	14
	14.7	No further claims	14

15.	CHANGE OF CONTROL		14

	15.1	Interpretation	14
	15.2	Termination payment on Change of Control	15

16.	RETURN OF PROPERTY		15

	16.1	Return of Property	15
	16.2	Property	15

17.	RESIGNATION FROM OFFICES		16

	17.1	Resignation	16
	17.2	Execution of documents	16

18.	DEBRIEFING AND ASSISTANCE		16

19.	PRIVACY		16

	19.1	Compliance with privacy and health laws	16
	19.2	Collection of the Employee’s personal information	16
	19.3	Disclosure of the Employee’s personal information	16

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	19.4	Privacy and health information policies	16

20.	ACKNOWLEDGEMENTS BY THE EMPLOYEE		17

21.	NOTICES		17

22.	AMENDMENT		17

23.	GENERAL		18

	23.1	Governing Law	18
	23.2	Giving effect to this document	18
	23.3	Waiver of rights	18
	23.4	Operation of this document	18

Schedules

1	DUTIES AND RESPONSIBILITIES OF EMPLOYEE		19

2	INCENTIVE PLANS		20

Employment Contract – Richard Mehan

Blake Dawson

Employment Contract

DATE

10 March 2010

PARTIES

Cliffs Natural Resources Pty Ltd ACN 112 437 180 (Employer), Level 12 The Quadrant, 1 William Street, Perth, Western Australia, 6000

Richard Mehan (Employee), 2 Croke Lane, Fremantle, Western Australia, 6160

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Board means the board of directors of the Employer.

Chairperson means the chairperson of the Board.

Change of Control has the meaning given by clause 15.

Closing Time means 5.00 pm Australian Western Standard Time.

Confidential Information means all information (whether or not it is described as confidential) In any form or medium concerning any past, present or future business, operations or affairs of the Group, or of any customer of the Group including, without limitation:

(a)	all technical or non-technical data, formulae, patterns, programs, devices, methods, techniques, plans, drawings, models and processes, source and object code, software and computer records;

(b)	all business and marketing plans and projections, details of agreements and arrangements with third parties, and customer and supplier information and lists;

(c)	all financial information, pricing schedules and structures, product margins, remuneration details and investment outlays;

(d)	all information concerning any employee, customer, contractor or agent of the Group;

(e)	the Group’s policies and procedures; and

(f)	all information contained in this document,

but excludes information that has come into the public domain other than by a breach of this document.

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Control has the meaning given in section 50AA of the Corporations Act except that in addition an entity controls a second entity if:

(a)	the first entity would be taken to control the second entity but for subsection 50AA(4); or

(b)	the first entity has voting power (as defined in section 610 of the Corporations Act) of at least 50% in the second entity.

Control Event Notice means a notice given by the Employee to the Employer in accordance with clause 15, In respect of the Employee’s right to exercise his option to terminate his employment with the Employer in return for the benefit provided for in clause 15 (and particularly the benefit in paragraph 15.2(b)).

Control Event Notice Period means any time during a period of 180 calendar days from the occurrence of a Change of Control, up to the Closing Time on the last day of that period.

Corporations Act means the Corporations Act 2001 (Cth).

Existing Materials means works, ideas, concepts, designs, inventions, developments, improvements, systems or other material or information, created, made or discovered by the Employee prior to the Employee’s employment, that the Employee wishes to use in the course of the Employee’s employment.

Group means:

(a)	the Employer; and

(b)	any related body corporate (as that term is defined in the Corporations Act 2001 (Cth)); and

(c)	any entity that controls, is controlled by or is under common control with, the Employer; and

(d)	any other entity that is connected with the Employer or any other member of the Group by a common interest in an economic enterprise, for example, a partner or another member of a joint venture.

Intellectual Property Rights means all present and future rights conferred by law in or in relation to copyright, trade marks, designs, patents, circuit layouts, plant varieties, business and domain names, inventions and confidential information, and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields whether or not registrable, registered or patentable.

These rights include:

(a)	all rights in all applications to register these rights;

(b)	all renewals and extensions of these rights; and

(c)	all rights in the nature of these rights, such as Moral Rights.

Managing Director means the managing director of the Employer as appointed from time to time and includes any person nominated by the managing director (except the Employee).

Materials means works, ideas, concepts, designs, inventions, developments, improvements, systems or other material or information, created, made or discovered by the Employee (either alone or with others and whether before or after the date of this

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document) in the course of the Employee’s employment or as a result of using the resources of the Employer or the Group or the Employer’s or Group’s Confidential Information or Intellectual Property Rights, or in any way relating to any business of the Employer or the Group.

Minimum Superannuation Contribution means the amount that the Employer must contribute to a Superannuation Arrangement on behalf of the Employee to avoid being liable for a superannuation guarantee charge under the Superannuation Guarantee Legislation.

Moral Rights means rights of integrity of authorship, rights of attribution of authorship, rights not to have authorship falsely attributed, and rights of a similar nature conferred by statute anywhere in the world, that may now exist, or that may come to exist, in all Materials made or to be made by the Employee in the course of the Employee’s employment.

Superannuation Arrangement means a superannuation fund or RSA (Retirement Savings Account) (as those expressions are defined in the Superannuation Guarantee Legislation) in respect of which contributions made by the Employer reduce the Employer’s potential liability for the superannuation guarantee charge under the Superannuation Guarantee Legislation.

Superannuation Guarantee Legislation means the Superannuation Guarantee Charge Act 1992 (Cth) and the Superannuation Guarantee (Administration) Act 1992 (Cth).

Total Remuneration means the amount specified in clause 6.1.

1.2	Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	a legislative provision or legislation (including subordinate legislation) is to that provision or legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a policy, document (including this document) or agreement, or a provision of a policy, document (including this document) or agreement, is to that policy, document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a successor in title, permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (Including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	if a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

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(e)	if an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)	The expression this document includes the agreement, arrangement, understanding or transaction recorded in this document.

(h)	A reference to dollars or $ is to an amount in Australian currency.

(i)	A reference to Group includes any member of the Group

(j)	The words subsidiary, holding company and related body corporate have the same meanings as in the Corporations Act.

2.	ENGAGEMENT

2.1	Appointment

The Employer employs the Employee on the terms set out in this document. These terms replace and supersede all prior arrangements between the Employer and the Employee.

2.2	Role

The Employee is employed in the role of President and Chief Executive Officer of Cliffs Natural Resources Pty Ltd and performs the function of Senior Vice President for the executive committee of Cliffs Natural Resources Inc.

2.3	Employment period

The Employee’s employment:

(a)	commenced on 1 January 2007; and

(b)	will continue until the employment is terminated.

2.4	Employment status

The Employee is employed on a full-time basis.

2.5	Recognition of prior service

The Employer recognises 1 January 2007 as the commencement date of the Employee’s employment with the Employer for leave accrual and all purposes.

2.6	Location

(a)	The Employee will be based in Perth, Western Australia.

(b)	The Employer may require the Employee to travel to other locations (including interstate and overseas) to perform work from time to time, The Employee will do so as required.

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3.	DUTIES AND RESPONSIBILITIES

3.1	Performance of duties

The Employee must diligently perform the duties and responsibilities as set out in Schedule 1, The Employer may vary the Employee’s duties and responsibilities at any time.

3.2	Devoting whole time to business

The Employee must devote the Employee’s whole working time, attention and ability to the business of the Employer.

3.3	Work for another Group member

The Employer may require the Employee to perform work for any other member of the Group. The Employee must do so if required.

3.4	No obligation to provide work

The Employer is not obliged to provide the Employee with work during any period of the Employee’s employment.

3.5	Reporting

The Employee will report directly to the Chairperson and the Board and also to the Board of Cliffs Natural Resources Inc. or any other person as nominated by the Employer from time to time.

3.6	Provision of information and compliance with directions

The Employee must:

(a)	comply with all lawful orders and instructions given by the Employer or the Board of Cliffs Natural Resources Inc; and

(b)	provide full and prompt information to the Chairperson and the Board and the Board of Cliffs Natural Resources Inc regarding the conduct of the business of the Employer including any material issue within the Employee’s knowledge affecting the Employer.

3.7	Policies and procedures

The Employee must comply with all policies of the Employer and applicable Group policies as in place from time to time. The Employee acknowledges that he has access to the Company’s policies to review. The Employee acknowledges receipt of the currently applicable Code of Conduct and must comply with the Code of Conduct as in place from time to time. Such policies and the Code of Conduct operate independently of this document and are not incorporated into this document.

3.8	No conflict of interest or interest in other business

Except with the prior written consent of the Chairperson and the Board, the Employee must not:

(a)	have any direct or indirect financial interest in any entity or body, or otherwise engage in any conduct, that would be in conflict with the duties or responsibilities of the Employee, or otherwise conflict or compete with the interests of the Employer, (except as permitted under clause 3.9);

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(b)	hold any directorship or other office or accept any appointment to any other entity or body;

(c)	undertake any other trade, business or profession;

(d)	become an employee, agent or contractor of another person; or

(e)	accept any payment or other benefit as an inducement or reward for any act or omission in connection with the business and affairs of the Employer or the Employee’s employment.

3.9	Investment

Except with the prior written consent of the Chairperson and the Board, the Employee must not invest directly or indirectly in securities of a corporation which carries on business similar to or in competition with the Employer or the Group, unless the total of all such investments in the corporation is limited to no more than 0.5% of the securities of the corporation if those securities are of a class listed on a stock exchange.

4.	HOURS OF WORK

(a)	The Employee is required to work a standard of 40 hours per week plus work such further hours as are reasonably necessary to fulfil the requirements of the Employee’s position, or as required by the Employer (including work after business hours and on weekends and public holidays).

(b)	The Employee’s remuneration includes compensation for all hours the Employee is required to work.

5.	PERFORMANCE REVIEWS

The Employee must participate fully in performance reviews as required by the Employer.

6.	REMUNERATION

6.1	Remuneration

The Employee’s Total Remuneration comprises:

(a)	a gross base salary of $538,000 per annum payable in equal monthly instalments; and

(b)	a superannuation contribution of 15% of the Employee’s base salary, which includes the Minimum Superannuation Contribution.

6.2	Payment of Salary

The Employer will pay the Employee’s base salary directly into a financial institution account nominated by the Employee, and acceptable to the Employer.

6.3	Taxes

The Employer may deduct or withhold from the Employee’s Remuneration, an amount equal to any fringe benefits tax or other tax payable by the Employer (other than payroll tax) on any component of the Employee’s Remuneration.

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7.	OTHER BENEFITS

7.1	Travel

The Employer will pay for the Employee’s reasonable business related travel and accommodation expenses in accordance with the Employer policy.

7.2	Travel Insurance

The Employer will maintain for the Employee corporate travel insurance for any periods where the Employee is required to travel overnight more than 50 kilometres from the Employee’s usual place of work, in the performance of the Employee’s duties.

7.3	Car Parking

The Employer will provide an undercover car parking bay for the Employee’s sole use or provide reasonable recompense in lieu thereof.

7.4	Other expenses

The Employer will reimburse the Employee for entertainment and other out of pocket expenses which are properly incurred in the performance of the Employee’s duties, and for which prior approval has been obtained, upon the Employee providing proper records such as invoices and receipts in accordance with Employer policy.

7.5	Insurance

For the time being, the Employer will pay for the Employee’s accident insurance in accordance with Employer policy. The accident insurance policy provides cover for the Employee relating to accidents occurring while the Employee is travelling between the Employee’s place of work and home. The provision of this accident insurance is at the sole discretion of the Employer and may be altered or revoked at any time. The Employee will be notified of any alteration or revocation of accident insurance.

7.6	Taxes or duty

If any tax (other than taxes on the income of the Employee) or duty is payable by the Employee relating to a benefit or payment that is reimbursable under clause 7, the Employer will pay (in addition to the amount reimbursed under clause 7) an amount sufficient to ensure that after the Employee pays the tax or duty the Employee is not “out of pocket”.

8.	INCENTIVE ARRANGEMENTS

8.1	Incentive plans

(a)	The Employee is eligible to participate in a Short Term Incentive Programme (the STIP) and a Long Term Incentive Programme (the LTIP) as set out in:

(i)	Schedule 2; read together with

(ii)	the STIP plan in place from time to time as determined by Cliffs Natural resources Inc, and the LTIP scheme in place from time to time as determined by Cliffs Natural Resources Inc. (The STIP plan and the LTIP scheme operate independently of this document and are not incorporated into this document). The Employer and the Employee agree that the January 1, 2010 to December 31, 2012 target for long term incentives is to be determined as set out in a letter (and attachments) dated March 17, 2010 from Joseph Carrabba to Richard Mehan read together with item 2.2 of Schedule 2 of this document; and

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(iii)	any other participation requirements the Employer may deem appropriate.

(b)	Any accrued STIP and LTIP payments will not be paid to the Employee until after the Employer’s financial results have been audited and finalised for the applicable financial year.

(c)	Where there is any inconsistency between this document and the rules of the STIP plan or the LTIP scheme (as the case may be) in place from time to time, the rules of the STIP plan or the LTIP scheme apply to the extent of the inconsistency, excepting that clause 8.1(b) and items 2.1 and 2.2 of Schedule 2 of this document apply to the extent of inconsistency (if any) between it and the rules of the LTIP scheme.

(d)	Unless otherwise required by legislation, incentives do not form part of the Employee’s Total Remuneration for the purpose of calculating payment in lieu of notice or any other entitlement.

9.	REMUNERATION REVIEWS

9.1	Review

The Employer may review the Employee’s base salary in or around November or January each year. Any variation to the Employee’s Remuneration will be effective from 1 April each year.

9.2	Criteria

In reviewing the Employee’s base salary, the Employer may consider various factors including but not limited to the Employee’s performance, the Employer’s performance, market forces, the remuneration of executives who have qualifications and experience similar to the Employee and who are employed by corporations similar to the Employer, and the prevailing business climate. However the Employer may take into account any matter it considers relevant to its decision whether or not to increase the Employee’s base salary.

10.	ANNUAL AND OTHER LEAVE

10.1	Annual leave

(a)	The Employee is entitled to four weeks annual leave per annum in accordance with the Fair Work Act 2009 (Cth) and Employer policy.

(b)	The Employee agrees to take annual leave at a time or times mutually convenient to the Employer and the Employee, or otherwise as directed by the Employer.

10.2	Public holidays

The Employee is entitled to public holidays in accordance with the Fair Work Act 2009 (Cth). The Employee agrees to work on public holidays if required to do so. This possibility is taken into account in setting the Employee’s base salary.

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10.3	Personal/Carer’s leave

(a)	The Employee is entitled to paid personal/carer’s leave (currently 10 days each year) in accordance with the Fair Work Act 2009 (Cth) and Employer policy.

(b)	Accrued but untaken personal/carer’s leave is not payable when the Employee’s employment ends.

10.4	Long service leave

The Employee is entitled to long service leave in accordance with the Long Service Leave Act 1958 (WA) and Employer policy. Long service leave may be taken in advance, on a pro rata basis, after 7 years’ service.

10.5	Parental leave

The Employee may be eligible for parental leave in accordance with the Fair Work Act 2009 (Cth) and Employer policy.

10.6	Other leave

The Employee may be eligible for other leave (such as compassionate leave or jury leave) in accordance with the Fair Work Act 2009 (Cth) and Employer policy.

11.	CONFIDENTIAL INFORMATION

11.1	Proper use and security of Confidential Information

Subject to clause 11.2, the Employee:

(a)	must not use, disclose or copy Confidential Information in any form or in any manner; and

(b)	must use the Employee’s best endeavours, including keeping such information in a safe place and implementing adequate security measures, to ensure that third parties do not use, disclose or copy Confidential Information, except for the purpose of and to the extent necessary to perform the Employee’s employment duties.

11.2	Exceptions

The obligations in clause 11.1 do not apply if:

(a)	the Chairperson or the Board has agreed in writing to the specific disclosure, use or copying of Confidential Information; or

(b)	disclosure of specific Confidential Information is required to comply with any applicable law.

11.3	Notifying the Employer

The Employee:

(a)	must immediately notify the Chairperson and the Board if the Employee becomes aware of any breach of the obligations in clause 11.1, or becomes aware of a breach of confidentiality affecting the Employer by any other officer or employee of the Employer; and

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(b)	must immediately notify the Chairperson and the Board if the Employee is lawfully obliged to disclose any Confidential Information to a third party and must comply with the Employer’s lawful directions in relation to the disclosure.

11.4	Continuation

The Employee’s obligations under this clause 11 continue after the Employee’s employment ends.

12.	INTELLECTUAL PROPERTY AND MORAL RIGHTS

12.1	Disclose all Materials

The Employee must disclose all Materials to the Employer.

12.2	Intellectual Property Rights in Materials

(a)	The Employee:

(i)	agrees that the Employer or any member of the Group designated by the Employer will own all rights in, and to, the Materials including any Intellectual Property Rights which subsist in the Materials or which may be obtained from the Materials;

(ii)	to the extent necessary to give effect to this clause, assigns all of the Intellectual Property Rights in such Materials to the Employer (or any member of the Group designated by the Employer); and

(iii)	grants the Employer (or any member of the Group designated by the Employer) a non-exclusive, royalty-free, transferable and perpetual licence to use any Existing Materials for any purpose in connection with the Employer’s business activities.

(b)	The Employee warrants to the best of the Employee’s knowledge and belief after making all reasonable enquiries, that the use of the Materials and any Existing Materials by the Employer and the Group will not infringe any intellectual Property Rights of any third party nor give rise to any liability to make royalty or other payments to any third party.

(c)	The Employee indemnifies the Employer against all actions, claims, demands, costs, charges and expenses arising from any infringement or alleged infringement of any intellectual Property Rights by the use of any Materials or Existing Materials in the course of the Employee’s employment.

12.3	Moral Rights

To the extent permitted by applicable law the Employee unconditionally;

(a)	consents to any act or omission that would otherwise infringe the Employee’s Moral Rights, whether occurring before or after this consent is given; and

(b)	waives all of the Employee’s Moral Rights that the Employee may have worldwide,

for the benefit of the Employer, its licensees (including other members of the Group, where applicable), successors in title and anyone authorised by any of them to do any act comprised in any copyright in the Materials.

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12.4	Effect to clause

(a)	The Employee must, on request by the Employer, do all things and sign all documents necessary to give effect to this clause, including without limitation anything necessary to assist the Employer/the designated Group member to obtain registration or to secure the ownership of any Intellectual Property Rights in any Materials.

(b)	If the Employee does not immediately comply with a request by the Employer under paragraph 12.4(a), the Employee authorises the Employer (or any persons authorised by the Employer) to do all things and execute all documents necessary on behalf of the Employee to give effect to that request.

12.5	Continuation

The Employee’s obligations under this clause continue after the Employee’s employment ends.

13.	WARRANTIES

The Employee warrants that:

(a)	the Employee is skilled, trained, qualified and competent to work as a President and Chief Executive Officer;

(b)	any information provided to the Employer by the Employee about the background, work experience and qualifications of the Employee is correct; and

(c)	by entering into this document or performing the Employee’s duties and responsibilities, the Employee will not breach any obligation the Employee has to a third party.

14.	TERMINATION OF EMPLOYMENT

14.1	Immediate termination by the Employer

(a)	Subject to, and without limiting the remainder of this clause 14, the Employer may terminate the Employee’s employment immediately (including due to redundancy) by written notice to the Employee. If so, the Employer must pay to the Employee:

(i)	1.0 times the Employee’s Total Remuneration;

(ii)	0.5 times the Employee’s Total Remuneration, payable in a lump sum within 10 days of termination (in lieu of any further payment under the STIP plan in respect of periods to which paragraph 14.1(a)(iii) does not apply);

(iii)	any accrued but unpaid STIP and LTIP payments as at the date of termination;

(iv)	monies due under the LTIP scheme as provided for in item 2.2(b) of Schedule 2 of this document; and

(v)	accrued but unpaid statutory annual leave or long service leave entitlements,

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provided that if the termination occurs after a Change of Control during the Control Event Notice Period, the Employee will receive the termination benefit specified in clause 15.2(b) and not the amounts in (i) to (iv) above.

(b)	Notwithstanding clause 14.1(a), the Employer may immediately terminate the Employee’s employment without notice or payment in lieu of notice If:

(i)	the Employee:

(A)	commits any serious breach of a provision of this document or the Employer’s policies or Code of Conduct which has been provided to the Employee with this document (and is updated by the Employer from time to time);

(B)	engages in any misconduct;

(C)	willfully fails to discharge the Employee’s duties or responsibilities;

(D)	engages in any other conduct (either inside or outside of the workplace) which is likely to affect adversely the reputation of the Employer or the Group; or

(E)	commits any other act which at common law would entitle the Employer to terminate the Employee’s employment summarily; or

(ii)	the Employee becomes bankrupt or makes an arrangement or composition with creditors.

(c)	if the Employer terminates the Employee’s employment under clause 14.1(b), the Employer will pay the Employee up to the date of termination only, including any accrued but unpaid STIP and LTIP payments as at the date of termination, and statutory annual leave or long service leave entitlements but no other amounts.

14.2	Immediate termination by the Employer due to incapacity or illness

(a)	Notwithstanding clause 14.1(a), the Employer may terminate the Employee’s employment immediately by written notice to the Employee if:

(i)	the Employee is unable to perform his duties under this document as a result of incapacity due to illness, injury or any other cause for a period of more than six months continuously or aggregated in any 12 month period; and

(ii)	the Employer reasonably believes that the Employee will not recover within a reasonable period.

(b)	If the Employer terminates the Employee’s employment under this clause, the Employee will receive:

(i)	a termination payment of the Employee’s Total Remuneration paid in equal monthly instalments during the 12 month period following termination, less any payments made to the Employee while absent due to illness or incapacity;

(ii)	any accrued but unpaid STIP and LTIP payments as at the date of termination; and

(iii)	accrued but unpaid statutory annual leave or long service leave entitlements.

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14.3	Termination by the Employer with notice

(a)	Notwithstanding clause 14.1(a), the Employer may terminate the Employee’s employment (including due to redundancy) by giving the Employee three months written notice or three months payment in lieu of notice, or a combination of notice and payment in lieu of notice, calculated on the Employee’s Total Remuneration.

(b)	Subject to paragraph (c) below, if the Employer terminates the Employee’s employment under this clause , the Employer must also pay to the Employee:

(i)	0.75 times the Employee’s Total Remuneration; and

(ii)	any accrued but unpaid STIP and LTIP payments as at the date of termination; and

(iii)	accrued but unpaid statutory annual leave or long service leave entitlements.

(c)	If the termination occurs after a Change of Control during the Control Event Notice Period, the Employer must pay to the Employee 1.25 times the Employee’s Total Remuneration rather than 0.75 times the Employee’s Total Remuneration.

14.4	Resignation by the Employee

(a)	The Employee may resign from the Employee’s employment by giving the Employer three months written notice.

(b)	If the Employee resigns under this clause, the Employer may choose:

(i)	to retain the services of the Employee during the notice period; or

(ii)	not to retain the services of the Employee for some or all of the notice period, and make a payment in lieu of notice for the part of the notice period for which the Employee is not retained.

(c)	A payment in lieu of notice made under this clause will be calculated on the Employee’s Total Remuneration.

(d)	Upon termination, the Employee will receive:

(i)	any accrued but unpaid STIP and LTIP payments as at the date of retirement; and

(ii)	accrued but unpaid statutory annual leave or long service leave entitlements.

14.5	Direction not to attend work or to perform different duties

(a)	For all or part of the Employee’s notice period under clauses 14.3 or 14.4 (or at any time during the Employee’s employment), the Employer may direct the Employee:

(i)	not to attend for work at the Employer’s premises;

(ii)	to perform no work; or

(iii)	to perform designated duties whether or not these duties form part of the Employee’s usual role.

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(b)	The Employee’s obligations under this document continue to apply during the period contemplated under paragraph 14.5(a).

14.6	Corporations Act

(a)	In the event that the amount of any payments calculated in accordance with this clause 14 exceed the specified maximum amount for exempt termination benefits under Part 2D.2 of the Corporations Act (if any) and would require member approval in order to comply with the Corporations Act, the Employer will:

(i)	seek member approval for the payment in accordance with the Corporations Act; or

(ii)	subject to the Employee agreeing to accept a reduction prior to a vote of members, (or, if the Employee requires), reduce the payment to the maximum amount permitted under the Corporations Act for termination benefits (in lieu of the amount otherwise payable under clause 14).

14.7	No further claims

If the Employee’s employment is terminated or ceases, the Employee has no further claim against the Employer (or any member of the Group) for remuneration or any other benefits in respect of the Employee’s employment or termination, except as provided in this document.

15.	CHANGE OF CONTROL

15.1	Interpretation

(a)	In this clause 15:

(i)	each of body corporate and wholly-owned subsidiary has the meaning given in section 9 of the Corporations Act;

(ii)	entity has the meaning given in section 64A of the Corporations Act; and

(iii)	retirement has the meaning given in section 200A of the Corporations Act.

(b)	Subject to paragraph (c), a Change of Control occurs in relation to a body corporate or entity (the Body) where:

(i)	an entity that Controls the Body ceases to Control the Body; and

(ii)	an entity that does not Control the Body comes to Control the Body.

(c)	No Change of Control occurs if:

(i)	the entity that ceases to Control the Body under paragraph (b)(i) was, immediately beforehand, Controlled by a body corporate that Controls the Body; and

(ii)	the entity that comes to Control the Body under paragraph (b)(ii) is, immediately afterward, a wholly-owned subsidiary of a body corporate that previously Controlled and continues to Control the Body.

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15.2	Termination payment on Change of Control

In the event of a Change of Control of the Employer or the Employer’s ultimate holding company (being Cliffs Natural Resources Inc as at the date of this document) (Control Event), the Employee may elect to give a Control Event Notice to the Employer during the Control Event Notice Period. The Control Event Notice must give the Employer one month written notice of retirement from office and employment with the Employer. Upon such retirement the Employer is required to pay a termination benefit to the Employee. The termination benefit is to be calculated in accordance with the following provisions:

(a)	If the Employee does not give a Control Event Notice to the Employer during the Control Event Notice Period, the Employee’s right to give a Control Event Notice will automatically lapse at the end of that period and no termination benefit is payable under this clause 15.

(b)	If the Employee gives a Control Event Notice to the Employer during the Control Event Notice Period the Employee will be entitled to receive, on retirement from office and employment, a gross termination benefit calculated in accordance with the following formula:

(i)	1.5 times the Employee’s Total Remuneration;

(ii)	0.75 times the Employee’s Total Remuneration, payable in a lump sum within 10 days of termination (in lieu of any further payment under the STIP plan in respect of periods to which paragraph 15.2(b)(iii)does not apply);

(iii)	accrued but unpaid STIP and LTIP amounts as at the date of termination;

(iv)	monies due under the LTIP scheme as provided for in item 2.2(b) of Schedule 2 of this document; and

(v)	accrued but unpaid statutory annual leave or long service leave entitlements,

provided always that if the amount of the termination payment calculated in accordance with the above formula would exceed an applicable specified maximum amount for exempt termination benefits under the Corporations Act (if any), the provisions of clause 14.6(a) will apply, with any necessary modifications, to such payment.

16.	RETURN OF PROPERTY

16.1	Return of Property

Immediately on the Employee’s employment ending or at any other time requested by the Employer, the Employee must return to the Employer or its authorised representative:

(a)	all property belonging to the Group (for example cards, keys, motor vehicles, mobile telephones, computers, equipment and materials) that the Employee has or can reasonably obtain; and

(b)	all property that the Employee has, or can reasonably obtain, that contains Confidential Information.

16.2	Property

In this clause, property includes anything on which information is recorded, for example, documents, computer disks and computer records.

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17.	RESIGNATION FROM OFFICES

17.1	Resignation

Immediately on the Employee’s employment ending, the Employee must resign from all directorships, offices and positions that the Employee holds in the Group or in any other body or entity in connection with the Employee’s employment.

17.2	Execution of documents

If the Employee does not immediately resign from all directorships, offices and positions, the Employee authorises the Chairperson and/or the Board (or any person authorised by the Chairperson or the Board) to do all things and execute all documents necessary on behalf of the Employee to give effect to these resignations.

18.	DEBRIEFING AND ASSISTANCE

After the Employee’s employment ends:

(a)	for a period of six months, the Employee agrees to provide such debriefing, and assistance to the Group as may reasonably be required by the Employer; and

(b)	upon payment of reasonable expenses by the Employer, the Employee agrees (subject to compliance with the law) to assist the Employer as required in relation to any investigation, claim or litigation which may affect the Group.

19.	PRIVACY

19.1	Compliance with privacy and health laws

The Employee must comply with all obligations regarding the collection, use and disclosure of personal and health information in accordance with applicable privacy and health laws and Employer policy.

19.2	Collection of the Employee’s personal information

The Employee consents to the Group collecting, using and storing the Employee’s personal and health information for any lawful purpose relating to the Employee’s employment. The Employee consents to the Group transferring the personal and health information outside Western Australia and Australia in the course of the Group’s business activities.

19.3	Disclosure of the Employee’s personal information

The Employee consents to the Group disclosing the Employee’s personal and health information to other persons for any lawful purpose relating to the Employee’s employment. These persons include the Australian Tax Office, superannuation fund trustees and administrators, contractors, bankers, insurers, medical, rehabilitation or occupational practitioners, laboratory analysts, investigators, financial and legal advisers, potential purchasers on sale of business, law enforcement bodies and regulatory authorities.

19.4	Privacy and health information policies

Further detail regarding privacy and health information policies of the Group is set out in the Employer’s policies.

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20.	ACKNOWLEDGEMENTS BY THE EMPLOYEE

The Employee acknowledges:

(a)	that the terms of this document are fair and reasonable; and

(b)	that the Employee has had a reasonable opportunity to obtain independent legal or other advice about this document.

21.	NOTICES

(a)	A notice, consent or other communication under this document is only effective if it is in writing, signed and either handed personally to the addressee, left at the addressee’s address or sent to the addressee by mail, fax or email.

(b)	A notice, consent or other communication that complies with this clause is regarded as given and received:

(i)	(i) If it is sent by mail:

(A)	within Australia – three business days after posting; or

(B)	to or from a place outside Australia – seven business days after posting, or

(ii)	(i) If it is delivered to the person’s address, or sent by fax or by email:

(A)	by 5:00 pm (local time in the place of receipt) on a business day – on that day; or

(B)	after 5:00 pm (local time in the place of receipt) on a business day, or on a day that is not a business day – on the next business day.

(c)	A person’s mail address and fax number is as set out below, or as the person notifies the sender:

Cliffs Natural Resources Pty Ltd

Address:	Level 12, The Quadrant, 1 William Street, Perth, Western
Australia 6000, GPO Box W2017, Perth, Western Australia
6000
Fax number:	(08) 9426 3344
Attention:	The Chairperson

Mr Richard Mehan

Address:	PO Box 8136, Subiaco East, Western Australia 6008
Attention:	Richard Mehan

22.	AMENDMENT

This document can only be amended or replaced by another document executed by the parties.

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23.	GENERAL

23.1	Governing Law

(a)	This document is governed by the laws of Western Australia.

(b)	Each party submits to the jurisdiction of the courts of Western Australia and of any court that may hear appeals from any of those courts, for any proceedings in connection with this document.

23.2	Giving effect to this document

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

23.3	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

23.4	Operation of this document

(a)	This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(b)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

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Schedule 1

DUTIES AND RESPONSIBILITIES OF EMPLOYEE

The duties and responsibilities of the Employee are:

As President and Chief Executive Officer of Cliffs Natural Resources Pty Ltd, the Employee is responsible for managing the operations of the Employer and its subsidiaries, overseeing business growth and development work and performing other duties as may be assigned to the Employee by the Board from time to time. The Employee agrees that he will perform his duties to the best of his abilities and knowledge, in a manner that is consistent with the authority and status of his position.

The Employer may vary these duties and responsibilities from time to time or assign the Employee additional duties and responsibilities.

The Employee will also perform functions, as directed, as Senior Vice President for the executive committee of Cliffs Natural Resources Inc.

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Schedule 2

INCENTIVE PLANS

1.	SHORT TERM INCENTIVE (STIP)

1.1	The STIP plan will be determined for the Employee by the Cliffs Natural Resources Inc. Management Performance Incentive (MPI) Plan from time to time. Currently under the MPI plan for the Employee, the Employee may be entitled to a cash payment of 50% of the Employee’s base salary. From 1 January 2010, the Employee may be entitled to a maximum cash payment of 100% of the Employee’s base salary. The actual amount of any payment to the Employee under the MPI plan will be subject to, and dependent upon the Employee’s performance against KPIs set at or near the beginning of each calendar year and the Company’s performance against the performance metrics approved by the Company’s Compensation & Organization Committee. The Employee will not receive any accrued STIP payment until after the Employer’s financial results have been audited and finalised for the applicable financial year.

1.2	In addition, a superannuation contribution of 15% will be made calculated on the cash payment made to the Employee under the STIP scheme in the relevant year.

2.	LONG TERM INCENTIVE (LTIP)

2.1	The LTIP scheme operates in accordance with the LTIP rules (as amended from time to time). The Employee will only be entitled to a payment under the LTIP scheme if the LTIP rules so provide. Currently under the LTIP scheme the Employee may be entitled to a cash payment of a maximum of 75% of the Employee’s base salary (and possibly higher subject to certain performance criteria). (At all times any future LTIP schemes in place will ensure that the maximum of the Employee’s base salary payable subject to KPI criteria being met is at least 70%). Subject to any other term in respect of payment contained in the LTIP itself, the LTIP payment in respect of a particular year is payable on the third anniversary after the awarding/declaration of the LTIP payment, provided that the Employee will not receive any LTIP payment until after the Employer’s financial results have been audited and finalised for the applicable financial year/period.

2.2	The actual payment of an amount to the Employee under the LTIP scheme will be subject to, and dependent upon:

(a)	Performance against KPIs set under the LTIP; and

(b)	The Employee remaining in employment with the Employer at the date the LTIP payment falls due (ie 3 years after the date of the award/declaration of the LTIP amount), or the Employee ceasing to be employed due to:

(i)	retirement from work altogether (as opposed to the Employee resigning but continuing to work or seek work); or

(ii)	termination of the Employee’s employment due to redundancy; or

(iii)	termination upon change in control in accordance with clause 15.2(b)(iv); or

(iv)	otherwise as provided for in this document or the LTIP scheme.

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Any LTIP amount will be paid on a pro rata basis, at the same date as the incentive payment otherwise would have fallen due, having regard to performance against KPIs as at that date.

(c)	In addition, a superannuation contribution of 15% will be made calculated on the cash payment made to the Employee under LTIP scheme in the relevant year. The multiples provided for in clauses 14 and 15 already take into account the value of this superannuation contribution.

EXECUTED as an agreement.

SIGNED for Cliffs Natural Resources Pty Ltd, by Its duly authorised officer, in the presence of:	/s/ Joseph A. Carrabba
Signature of officer

/s/ Erica L. Regan	Joseph A. Carrabba
Signature of witness	Name

Erica L. Regan
Name

SIGNED by Richard Mehan in the presence of:	/s/ Richard Mehan
Signature of party

/s/ Robyn Wheatley
Signature of witness

Robyn Wheatley
Name

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